EXHIBIT 99.1

Proguard Acquisition Corp. receives award recommendation for Multiyear Contract from
School Board of Broward County, the U.S.’s sixth largest public school system

Fort Lauderdale, FL - (ACCESSWIRE - October 14, 2013) - Proguard Acquisition Corp. (OTCBB: PGRD), a business to business (B2B) reseller of general line office and business products, announced today that its Random Source subsidiary has received a recommendation to be awarded a three-year contract from the School Board of Broward County, to serve as a supplier of office and business products. This latest multi-year contract follows the three year contract with Jackson Health System, one of the largest hospitals in the United States, we announced in June 2013.  The School Board of Broward County (SBBC) is the sixth largest public school system in the United States, the second largest in the state of Florida and the largest fully accredited K-12 and adult school district in the nation. SBBC has over 260,000 students and approximately 175,000 adult students in 232 schools and education centers and 83 charter schools that we can now service.

David Kriegstein, CEO of Proguard Acquisition Corp., commented, “This contract is exciting for many obvious reasons. Not only does this contract increase our business and revenue stream, it validates us as a true competitor in our industry. Government and educational agencies are beginning to recognize that they need customization to increase efficiencies. As part of our value added service, we quickly and efficiently customize features via our web tool which in turn creates deeper discounts and a net savings to potential customers. The results when new customers begin purchasing are more efficient operations which results in a savings on their administrative expenses. We believe these benefits are what are driving the new government and education business.  As we move forward, we hope that being recognized by one of the country’s largest hospital systems, as well as one of the country’s largest school systems, additional doors will open to other large and profitable opportunities in the near future.”

About Proguard Acquisition Corp.

Through our subsidiaries Random Source, Inc., Lamfis Inc. d/b/a Hinson Office Supply and SuperWarehouse Business Products, Inc., we are a business to business (B2B) reseller of all general line office and business products. Our mission is to provide corporate, government and educational customers lower prices and improved efficiencies when compared to their existing suppliers. The company's current product line includes brand name office supplies and related products with expansion focused on growing beyond office supplies into synergistic services. For more information, please visit us at www.randomsource.com and www.superwarehouse.com.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as "believes," "expects," "potential," "plans," "suggests," "may," "should," "could," "intends," or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, the ability to report profitable operations, the availability of sufficient working capital to fund its growth and implement its acquisition strategy, the ability effectively compete and a limited public market for its common stock, among other risks. Proguard Acquisition Corp.'s future results may also be impacted by other risk factors listed in its Annual Report on Form 10-K for the year ended December 31, 2012 and its additional filings with the Securities and Exchange Commission. Many factors are difficult to predict accurately and are generally beyond the company's control. Forward-looking statements speak only as to the date they are made and Proguard Acquisition Corp. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Company Contact:
David Kriegstein
President and CEO
866.780.6789